AMENDMENT TO THE FUND ACCOUNTING AND ADMINISTRATION AGREEMENT DATED ARPIL 30, 2014 BETWEEN GUGGENHEIM VARIABLE FUNDS TRUST AND RYDEX FUND SERVICES, LLC

The following amendment (the “Amendment”) is made to Fund Accounting and Administration Agreement between Guggenheim Variable Funds Trust (the “Trust”) and Rydex Fund Services, LLC (“RFS”), dated April 30, 2014, as amended from time to time (the “Agreement”), and is hereby incorporated into and made a part of the Agreement:

1.	Effective January 28, 2015 Schedule A of the Agreement is hereby deleted and replaced in its entirety with the attached Schedule A.

2.	Effective January 28, 2015, Schedule B of the Agreement is hereby deleted and replaced in its entirety with the attached Schedule B.

In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly authorized officers as of the 11th day of November, 2014.

GUGGENHEIM VARIABLE FUNDS TRUST

By:
Name: Amy J. Lee
Title: Chief Legal Officer

RYDEX FUND SERVICES, LLC

By:
Name: Amy J. Lee
Title: Secretary

SCHEDULE A
TO THE FUND ACCOUNTING AND ADMINISTRATION AGREEMENT
BETWEEN RYDEX FUND SERVICES, LLC
AND GUGGENHEIM VARIABLE FUNDS TRUST

Date: Effective January 28, 2015

Funds

Series A (StylePlus-Large Core Series)
Series B (Large Cap Value Series)
Series B (Money Market Series)
Series D (World Equity Income Series)
Series E (Total Return Bond Series)
Series F (Floating Rate Strategies Series)
Series J (StylePlus-Mid Growth Series)
Series M (Macro Opportunities Series)
Series N (Managed Asset Allocation Series)
Series O (All Cap Value Series)
Series P (High Yield Series)
Series Q (Small Cap Value Series)
Series V (Mid Cap Value Series)
Series X (StylePlus-Small Growth Series)
Series Y (StylePlus-Large Growth Series)
Series Z (Alpha Opportunity Series)

SCHEDULE B
TO THE FUND ACCOUNTING AND ADMINISTRATION AGREEMENT
BETWEEN RYDEX FUND SERVICES, LLC
AND GUGGENHEIM VARIABLE FUNDS TRUST

Date: Effective January 28, 2015

Fund Accounting and Administration Fees
The Trust agrees to pay RFS the following fees:

1.	Accounting and Administrative Fees:

(i)
0.095% (9.5 basis points) for each of Series A (StylePlus-Large Core Series), Series B (Large Cap Value Series), Series C (Money Market Series), Series E (Total Return Bond Series), Series F (Floating Rate Strategies Series), Series J (StylePlus-Mid Growth Series), Series M (Macro Opportunities Series), Series O (All Cap Value Series), Series P (High Yield Series), Series Q (Small Cap Value Series), Series V (Mid Cap Value Series), Series X (StylePlus-Small Growth Series), Series Y (StylePlus-Large Growth Series) and Series Z (Alpha Opportunity Series) (based on average daily net asset values) or $25,000 per Fund per year, whichever is greater.

(ii)
0.15% (15 basis points) for each of Series D (World Equity Income Series) and Series N (Managed Asset Allocation Series) (based on average daily net asset values) or $60,000 per Fund per year, whichever is greater.

2.	Out of Pocket Expenses: RFS is entitled to reasonable out-of-pocket expenses in providing fund accounting services hereunder, including without limitation the following:

(i)	All freight and other delivery and bonding charges incurred by RFS in delivering materials to and from the Trust or other service providers of the Trust;

(ii)
All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by RFS in communication with the Trust, the Fund’s investment advisor or custodian, dealers or others as required for RFS to perform the services to be provided hereunder;

(iii)	The cost of microfilm or microfiche or electronic archiving of records or other materials;

(iv)	All systems-related expenses associated with the provision of special reports and services pursuant to Section 1(c) herein; and

(v)	Any additional expenses reasonably incurred by RFS in the performance of its duties and obligations under this Agreement.
In addition, RFS shall be entitled to receive the following amounts:

(i)	Systems development fees billed at an hourly rate of $150 per hour, as approved by the Trust;

(ii)	Ad hoc reporting fees billed at an agreed upon rate; and

(ii)
Charges for the pricing information obtained from third party vendors for use in pricing the securities of each Fund’s portfolio pursuant to Section 1(b)(ii) of this Agreement, which shall not exceed the amounts that would be incurred if the Fund were to obtain the information directly from the relevant vendor or vendors.

The fees described herein shall be calculated daily and payable monthly. If this Agreement is in effect for only a portion of a month, the fee shall be prorated for such month.

[additions noted in bold]